UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

Ridgepost Capital, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40937	87-2908160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2699 Howell Street, Suite 1000, Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

(214) 865-7998

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	RPC	New York Stock Exchange NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Item 7.01. Regulation FD Disclosure.

On May 7, 2026, Ridgepost Capital, Inc. (“Ridgepost Capital”) issued a press release and posted an investor presentation on its website announcing financial results for the quarter ended March 31, 2026. The press release and investor presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Exhibits 99.1 and 99.2 are being furnished under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.”

Item 8.01. Other Events.

On May 7, 2026, Ridgepost Capital announced that its Board of Directors declared a cash dividend of $0.04 per share of its outstanding Class A and Class B common stock, payable on June 18, 2026 to stockholders of record as of the close of business on May 29, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 7, 2026
99.2	Investor Presentation, dated May 7, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ridgepost Capital, Inc.

Date: May 7, 2026	/s/ Amanda Coussens
Amanda Coussens
Chief Financial Officer